UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 28, 2018

CORTLAND BANCORP

(Exact name of registrant as specified in its charter)

Ohio	000-13814	34-1451118
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

194 West Main Street, Cortland, Ohio 44410

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (330) 637-8040

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02(e) Compensatory Arrangements of Certain Officers

Amended Salary Continuation Agreements. On December 28, 2018, The Cortland Savings and Banking Company entered into Eighth Amended Salary Continuation Agreements with President and Chief Executive Officer James M. Gasior and Executive Vice President and Chief Operating Officer Timothy Carney, a Second Amended Salary Continuation Agreement with Senior Vice President and Chief Financial Officer David J. Lucido and an Amended Salary Continuation Agreement with Senior Vice President and Chief Lending Officer Stanley P. Feret. The amendments to the Salary Continuation Agreements are summarized as follows:

•

the Eighth Amended Salary Continuation Agreements provide for a reduction of the service requirement to age 62 for Mr. Gasior and age 60 for Mr. Carney, with the 15-year payment stream for the current specified retirement benefit amounts still commencing at age 65.

•

under Mr. Lucido’s existing Amended Salary Continuation Agreement, if Mr. Lucido terminates before age 65, he will receive a reduced retirement benefit, based on a vesting schedule corresponding to equal 10% increments on the first ten anniversaries of the Amended Salary Continuation Agreement’s June 1, 2010 effective date. The Second Amended Salary Continuation Agreement eliminates the vesting requirement for Mr. Lucido’s early termination benefit. As revised, the early termination benefit corresponds to the accrual balance existing at the end of the month immediately before separation of service.

•	Mr. Feret’s Amended Salary Continuation Agreement eliminates the vesting requirement for the early termination benefit similar to the preceding contract revision described for Mr. Lucido.

This summary of the Salary Continuation Agreements is qualified in its entirety by reference to the attached exhibits.

Amended Split Dollar Agreements. On December 28, 2018, The Cortland Savings and Banking Company entered into Fifth Amended Split Dollar Agreements and Endorsements with President and Chief Executive Officer James M. Gasior and Executive Vice President and Chief Operating Officer Timothy Carney that provide for a reduction of the service requirement to age 62 for Mr. Gasior and age 60 for Mr. Carney. The Fifth Amended Split Dollar Agreement and Endorsement provides that if Mr. Gasior dies before age 62 in active service to the bank, instead of salary continuation agreement benefits payable to the executive, the executive’s beneficiaries will receive a life insurance death benefit. If Mr. Carney dies before age 60 in active service to the bank, instead of salary continuation agreement benefits payable to the executive, the executive’s beneficiaries will receive a life insurance death benefit. Messrs. Gasior’s and Carney’s Fifth Amended Split Dollar Agreements provide that the split dollar life insurance benefit expires when the nonqualified deferred compensation obligation is fully accrued at age 62 and 60, respectively, even if the executive is still working for the bank.

This summary of the Split Dollar Agreements and Endorsements is qualified in its entirety by reference to the attached exhibits.

Amended Severance Agreements. On December 28, 2018, Cortland Bancorp entered into Amended Severance Agreements with Messrs. Lucido and Feret that supersede all prior severance agreements with those executives. The Amended Severance Agreements with Messrs. Lucido and Feret eliminate the parachute payment tax gross-up provision in the two executives’ severance agreements.

This summary of the agreements is qualified in its entirety by reference to the exhibits attached hereto.

Item 9.01(d) Exhibits

*10.17	Eighth Amended Salary Continuation Agreement between The Cortland Savings and Banking Company and Timothy Carney (filed herewith)

*10.19	Eighth Amended Salary Continuation Agreement between The Cortland Savings and Banking Company and James M. Gasior (filed herewith)

*10.23	Second Amended Salary Continuation Agreement between The Cortland Savings and Banking Company and David J. Lucido (filed herewith)

*10.24	Fifth Amended Split Dollar Agreement and Endorsement between The Cortland Savings and Banking Company and Timothy Carney (filed herewith)

*10.25	Amended Salary Continuation Agreement between The Cortland Savings and Banking Company and Stanley P. Feret (filed herewith)

*10.26	Fifth Amended Split Dollar Agreement and Endorsement between The Cortland Savings and Banking Company and James Gasior (filed herewith)

*10.31.3	Amended Severance Agreement between Cortland Bancorp and David J. Lucido (filed herewith)

*10.34	Amended Severance Agreement between Cortland Bancorp and Stanley P. Feret (filed herewith)

*	Management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cortland Bancorp

Date: December 28, 2018	By:	/s/ James M. Gasior
James M. Gasior
	Its:	President & Chief Executive Officer